Exhibit 10.2
AMENDMENT NO. 3 TO CREDIT AGREEMENT
     This AMENDMENT NO. 3 TO CREDIT AGREEMENT (this “Amendment”), dated as of August 17, 2007, is entered into by and among (1) AMERICAN COMMERCIAL LINES LLC, a Delaware limited liability company, JEFFBOAT LLC, a Delaware limited liability company, and ACL TRANSPORTATION SERVICES LLC, a Delaware limited liability company (formerly known as Louisiana Dock Company LLC) (each a “Borrower” and collectively, the “Borrowers”); (2) the Required Lenders (as defined in the Credit Agreement referred to below); and (3) WELLS FARGO BANK, NATIONAL ASSOCIATION as Administrative Agent, Security Trustee, L/C Issuer and Swing Line Lender, with respect to the following:
     A. The Borrowers, the Administrative Agent and the Lenders have previously entered into that certain Credit Agreement dated as of April 27, 2007 (as amended prior to the date hereof, the “Existing Credit Agreement” and as the same may be further amended, restated, supplemented or otherwise modified and in effect from time to time, including, but not limited to, by this Amendment, the “Credit Agreement”). Capitalized terms are used in this Amendment as defined in the Credit Agreement, unless otherwise defined herein.
     B. In connection with an additional proposed stock purchase program for the purchase of the stock of American Commercial Lines Inc., a Delaware corporation, as described below, the Borrowers have requested certain amendments to the Existing Credit Agreement as set forth below.
     C. The Administrative Agent and the Required Lenders are willing to grant such requests on the terms and subject to the conditions set forth in this Amendment.
          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
          1. Effectiveness. The effectiveness of the provisions of Section 2 of this Amendment is subject to the satisfaction of the conditions further described in Section 3 of this Amendment.
          2. Amendments.
               (a) New Definition. On the terms and subject to the conditions of this Amendment, Section 1.01 of the Existing Credit Agreement is hereby amended by adding a new definition for “August 2007 Permitted Stock Purchase Program” in its appropriate alphabetical position as follows:
     “August 2007 Permitted Stock Purchase Program” shall mean the stock purchase program adopted by Parent on or about August 13, 2007 with the authorization of the board of directors of Parent for the purchase of up to $ 150,000,000 of the stock of Parent pursuant to which such purchased stock will be retained as treasury stock until such time as such stock is caused to be outstanding stock after such

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purchase.
               (b) Administrative Agent’s Fee Letter. On the terms and subject to the conditions of this Amendment, the definition of Administrative Agent’s Fee Letter in Section 1.01 of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:
     “Administrative Agent’s Fee Letter” shall mean the letter agreement dated as of March 28, 2007, between Parent and the Administrative Agent regarding certain fees payable by the Borrowers to the Administrative Agent as expressly indicated therein and any other fee letter between one or more Loan Parties and the Administrative Agent in connection with this Agreement.
               (c) Pricing Grid. On the terms and subject to the conditions of this Amendment, the chart in the definition of Pricing Grid in Section 1.01 of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

		Pricing Grid
		Applicable	Applicable
		Margin for	Margin for Base	Commitment Fee
Tier	Total Leverage Ratio	LIBOR Loans	Rate Loans	Percentage
1	≥3.50	2.00%	0.75%	0.40%
2	≥ 3.00 < 3.50	1.75%	0.50%	0.35%
3	≥ 2.50 < 3.00	1.50%	0.25%	0.30%
4	≥ 2.00 < 2.50	1.25%	0.00%	0.25%
5	≥ 1.50 < 2.00	1.00%	0.00%	0.20%
6	≥ 1.00 < 1.50	0.75%	0.00%	0.15%
7	<1.00	0.625%	0.00%	0.125%
               (d) Fixed Charge Coverage Ratio. On the terms and subject to the conditions of this Amendment, the definition of Fixed Charge Coverage Ratio in Section 1.01 of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:
     “Fixed Charge Coverage Ratio” shall mean, for any four consecutive fiscal quarter period, (a) the aggregate of Adjusted EBITDA for such period plus operating lease expenses of the Borrowers and their Subsidiaries paid during such period minus the sum of (x) the aggregate amount of all Maintenance Capital Expenditures made during such period, (y) cash taxes required to be paid by a Loan Party during such period, and (z) the aggregate amount of all Distributions made during such period (excluding Distributions to Parent made during such period (up to $350,000,000 in the aggregate for all periods) which are used for the purchase of the stock of Parent pursuant to the Permitted Stock Purchase Program and the August 2007 Permitted Stock Purchase Program to the extent permitted by this Agreement), divided by (b) Fixed Charges for such period.

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               (e) Swing Line Sublimit. On the terms and subject to the conditions of this Amendment, the definition of Swing Line Sublimit in Section 1.01 of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:
     “Swing Line Sublimit” shall mean an amount equal to the lesser of (a) $20,000,000 and (b) the Total Revolving Loan Commitment. The Swing Line Sublimit is part of, and not in addition to, the Total Revolving Loan Commitment.
               (f) Margin Stock; Other Regulations. On the terms and subject to the conditions of this Amendment, Section 4.01 (1) of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:
     “(1) Margin Stock; Other Regulations. No Loan Party owns any Margin Stock which, in the aggregate, would constitute a substantial part of the assets of the Borrowers or the Loan Parties (taken as a whole), and no proceeds of any Loan or any Letter of Credit will be used, whether directly or indirectly, to purchase, acquire or canny any Margin Stock or to extend credit, directly or indirectly, to any Person for the purpose of purchasing or carrying any Margin Stock; provided that, so long as the conditions precedent in Section 3.02 are satisfied (including Section 3.02(a)) and the representations and warranties in Section 4.01 (y) are true and correct in all material respects and such purchase does not and will not result in a violation of any of the regulations of the Federal Reserve Board, including Regulations T, U and X, the proceeds of Loans up to $200,000,000 in the aggregate may be used to make Distributions to Parent which will be used to purchase the stock of Parent pursuant to the Permitted Stock Purchase Program and the proceeds of Loans up to $150,000,000 in the aggregate may be used to make Distributions to Parent which will be used to purchase the stock of Parent pursuant to the August 2007 Permitted Stock Purchase Program. No Loan Party is subject to regulation under the Investment Company Act of 1940, the Federal Power Act, the Interstate Commerce Act, any state public utilities code or to any other Governmental Rule limiting its ability to incur indebtedness.
               (g) August 2007 Permitted Stock Purchase Program. On the terms and subject to the conditions of this Amendment, Section 4.01(y) of the Existing Credit Agreement is hereby amended by adding a new sentence to the end of such Section as follows:
     “The adoption of the August 2007 Permitted Stock Purchase Program and any and all transactions entered into or consummated by a Loan Party in connection with the August 2007 Permitted Stock Purchase Program (including the purchase of the stock of Parent) will be and have been consummated in accordance with applicable law (including, without limitation, the corporation law of Delaware).”
               (h) Use of Proceeds. On the terms and subject to the conditions of this Amendment, Section 5.01(f) of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:
     “(f) Use of Proceeds. The Borrowers shall use the proceeds of the Revolving Loans (i) to refinance certain existing indebtedness of the

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Borrowers; (ii) to pay fees and expenses incurred in connection with the transactions contemplated by this Agreement, (iii) to finance Permitted Acquisitions, and (iv) (together with Letters of Credit issued hereunder) to provide for the working capital and general corporate purpose needs of the Loan Parties. No part of the proceeds of any Loan or any Letter of Credit shall be used, whether directly or indirectly, (i) to purchase, acquire or carry any Margin Stock (provided that, so long as the conditions precedent in Section 3.02 are satisfied (including Section 3.02(a)) and the representations and warranties in Section 4.01(y) are true and correct in all material respects and such purchase does not and will not result in a violation of any of the regulations of the Federal Reserve Board, including Regulations T, U and X, the proceeds of Loans up to $ 200,000,000 in the aggregate may be used to make Distributions to Parent which will be used for the purchase of stock of Parent pursuant to the Permitted Stock Purchase Program and the proceeds of Loans up to $150,000,000 in the aggregate may be used to make Distributions to Parent which will be used for the purchase of stock of Parent pursuant to the August 2007 Permitted Stock Purchase Program) or (ii) for any purpose that entails a violation of any of the regulations of the Federal Reserve Board, including Regulations T, U and X.”
               (i) Distributions. The Borrowers understand and agree that any Distributions made in connection with the August 2007 Permitted Stock Purchase Program must comply with Section 5.02(f)(iv) of the Credit Agreement.
               (j) Total Leverage Ratio. On the terms and subject to the conditions of this Amendment, Section 5.03(a) of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:
     “(a) Total Leverage Ratio. The Borrowers shall not at any time permit the Total Leverage Ratio to be greater than (i) 3.25 to 1.00 from the Closing Date through March 31, 2008 or (ii) 3.00 to 1.00 from and after April 1, 2008; provided that if (i) any Permitted Acquisition is consummated after the Closing Date where the total consideration paid in connection with such Permitted Acquisition is in excess of $25,000,000 and (ii) as of the closing date of any such Permitted Acquisition the Total Leverage Ratio is actually greater than 2.50 to 1.00 or is greater than 2.50 to 1.00 on a pro forma basis after giving effect to such Permitted Acquisition, then for twelve consecutive months beginning on the date such Permitted Acquisition is consummated the maximum Total Leverage Ratio shall be (A) 4.00 to 1.00 for the portion of such twelve month consecutive period occurring on or before March 31, 2008 and (B) 3.75 to 1.00 for the portion of the such twelve month consecutive period occurring on or after April 1, 2008 (and, in each case, the maximum ratio shall revert to the applicable ratio set forth before this proviso after the end of such twelve consecutive month period).”
               (k) Minimum Net Worth. On the terms and subject to the conditions of this Amendment, Section 5.03(c) of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:
     “(c) Minimum Net Worth. The Borrowers shall not permit Net Worth as of the last day of any fiscal quarter (such date to be referred to

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herein as a “Determination Date”) which occurs after the Closing Date to be less than the sum on such Determination Date of the following:
                    (1) $304,854,704.35; plus
                    (2) Fifty percent (50%) of the cumulative sum of the Loan Parties’ annual consolidated Net Income for each fiscal quarter of the Borrower ending after December 31, 2006 through and including the fiscal year ending immediately prior to the Determination Date (excluding any quarter in which net income is negative); plus
                    (3) One-hundred percent (100%) of the Net Proceeds from the issuance of Equity Securities by Parent or any other Loan Party the proceeds of which are received from a Person that is not a Loan Party from and after December 31, 2006; minus
                    (4) an amount equal to the sum of (i) (A) the aggregate decrease in Net Worth directly resulting from the purchase of the stock of Parent pursuant to the Permitted Stock Purchase Program times (B) 0.85, plus (ii) (A) the aggregate decrease in Net Worth directly resulting from the purchase of the stock of Parent pursuant to the August 2007 Permitted Stock Purchase Program times (B) 0.85.”
                    (l) Section 8.19. On the terms and subject to the conditions of this Amendment, Article VIII of the Existing Credit Agreement is hereby amended by adding a new Section 8.19 as follows:
     “Notwithstanding anything to the contrary in this Agreement or the other Credit Documents, the parties hereto acknowledge that the Administrative Agent has the right, in accordance with the terms and subject to the limitations contained in the Administrative Agent’s Fee Letter (executed on or about August 2007), to cause changes to the terms, pricing and structure of the credit facilities provided under this Agreement to facilitate syndication of the Revolving Loan Commitments, Loans and other Obligations hereunder. In the event that the Administrative Agent exercises such right, the Administrative Agent shall cause amendment documents to be prepared reflecting such changes and all parties hereto agree to promptly execute such documents. Failure by the Borrower to execute such documents within 5 days after request by the Administrative Agent shall constitute an Event of Default hereunder.”
                    (m) Assignments by Wells Fargo. Immediately prior to the effectiveness of this Agreement, Wells Fargo increased its Revolving Loan Commitment by $200,000,000 pursuant to Section 2.01(b) of the Credit Agreement. It is understood and agreed that the provisions of Section 8.05(h) shall apply to any syndication of the Revolving Loan Commitment and Loans resulting from such increase in Wells Fargo’s Revolving Loan Commitment.
                    (n) Compliance Certificate. On the terms and subject to the conditions of this Amendment, Exhibit J (Compliance Certificate) to the Existing Credit Agreement is hereby amended and restated in its entirety as set forth on Exhibit J attached hereto.

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          3. Conditions Precedent to the Effectiveness of this Amendment. The effectiveness of the provisions of Section 2 of this Amendment is conditioned upon, and such provisions shall not be effective until, satisfaction of the following conditions (the first date on which all of the following conditions have been satisfied being referred to herein as the “Amendment Effective Date’’):
               (a) The Administrative Agent shall have received, on behalf of the Lenders, this Amendment, duly executed and delivered by the Borrowers, the Administrative Agent, the Required Lenders and the Guarantors.
               (b) The Administrative Agent shall have received, on behalf of the Swing Line Lender, an amended and restated Swing Line Note, duly executed by the Borrowers.
               (c) The Administrative Agent shall have received, on behalf of the Lenders, a certificate of an authorized officer of each of the Borrowers and the Guarantors, dated as of the date of this Amendment, certifying that attached thereto are true and correct copies of resolutions duly adopted by the board of directors or other governing body of the Borrowers and the Guarantors and continuing in effect, which authorize the execution, delivery and performance by the Borrowers and the Guarantors of this Amendment and Amendment No. 2 to Credit Agreement and the consummation of the transactions contemplated hereby and thereby; provided that ACL Finance Corp. shall also provide certified copies of its organizational documents and incumbency information.
               (d) The Administrative Agent shall have received, on behalf of the Lenders,
                    (i) legal opinions in form and substance and from counsel satisfactory to the Administrative Agent with respect to the legality of the Permitted Stock Purchase Program , the August 2007 Permitted Stock Purchase Program and transactions contemplated thereby, compliance with Regulations T, U and X and related matters,
                    (ii) legal opinions in form and substance and from counsel satisfactory to the Administrative Agent with respect to the ACL Finance Corp. and documents executed by ACL Finance Corp. on or before the Amendment Effective Date,
                    (iii) for each Lender, a completed Form U-l (or Form G-3, as applicable) duly executed by the Borrowers and the Guarantors.
                    (iv) The Administrative Agent and shall have received payment from the Borrowers of all fees payable to the Administrative Agent and applicable Lenders, respectively, on the Amendment Effective Date.
               (e) The representations and warranties set forth in this Amendment shall be true and correct as of the Amendment Effective Date.
          4. Representations and Warranties. In order to induce the Administrative Agent and the Lenders to enter into this Amendment and to

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amend the Existing Credit Agreement in the manner provided in this Amendment, the Borrowers represent and warrant to the Administrative Agent and each Lender as follows:
          (a) Authorization of Agreements. The execution and delivery of this Amendment by the Borrowers and the Guarantors and the performance by the Borrowers of the Existing Credit Agreement as amended by this Amendment (hereafter referred to as the “Amended Credit Agreement”) (i) are within the power of the Borrowers and the Guarantors and (ii) have been duly authorized by all necessary actions on the part of the Borrowers and the Guarantors.
          (b) Enforceability. Each of this Amendment and the Amended Credit Agreement has been duly executed and delivered by the Borrowers and the Amendment has been duly executed and delivered by the Guarantors and, in each case, constitutes a legal, valid and binding obligation of the Borrowers and the Guarantors (as applicable), enforceable against the Borrowers and the Guarantors (as applicable) in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.
          (c) Non-Contravention. The execution and delivery by the Borrowers and the Guarantors of this Amendment and the performance by the Borrowers of each of this Amendment and the Amended Credit Agreement do not (i) violate any Requirement of Law applicable to any Loan Party; (ii) violate any provision of, or result in the breach or the acceleration of, or entitle any other Person to accelerate (whether after the giving of notice or lapse of time or both), any Contractual Obligation of any Loan Party where such violation, breach or acceleration could result in a Material Adverse Effect; (iii) result in the creation or imposition of any Lien (or the obligation to create or impose any Lien) upon any property, asset or revenue of any Loan Party (except for Permitted Liens) or (iv) violate any provision of any existing law, rule, regulation, order, writ, injunction or decree of any court or Governmental Authority to which it is subject, where such breach could result in a Material Adverse Effect.
          (d) Governmental Consents. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body is required for the due execution, delivery and performance by the Borrowers or the Guarantors of this Amendment.
          (e) Representations and Warranties in the Credit Agreement. The Borrowers confirm that as of the Amendment Effective Date and after giving effect to this Amendment, (i) the representations and warranties contained in Article IV of the Credit Agreement are true and correct in all material respects (except to the extent any such representation and warranty is expressly stated to have been made as of a specific date, in which case it shall be true and correct as of such specific date) and (ii) no Default has occurred and is continuing.
     5. Miscellaneous.
          (a) Reference to and Effect on the Existing Credit Agreement and the other Credit Documents.

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               (i) Except as specifically amended by this Amendment and the documents executed and delivered in connection herewith, the Existing Credit Agreement and the other Credit Documents shall remain in full force and effect and are hereby ratified and confirmed by the Borrowers in all respects.
               (ii) The execution and delivery of this Amendment and performance of the Amended Credit Agreement shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders under, the Existing Credit Agreement or any of the other Credit Documents.
               (iii) Upon the conditions precedent set forth herein being satisfied, this Amendment shall be construed as one with the Existing Credit Agreement, and the Existing Credit Agreement shall, where the context requires, be read and construed throughout so as to incorporate this Amendment.
               (iv) If there is any conflict between the terms and provisions of this Amendment and the terms and provisions of the Credit Agreement or any other Credit Document, the terms and provisions of this Amendment shall govern.
          (b) Expenses. The Borrowers acknowledge that all costs and expenses of the Administrative Agent incurred in connection with this Amendment will be paid by the Borrowers in accordance with Section 8.02 of the Existing Credit Agreement.
          (c) Headings. Section and subsection headings in this Amendment are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.
          (d) Counterparts. This Amendment may be executed in any number of identical counterparts, any set of which signed by all the parties hereto shall be deemed to constitute a complete, executed original for all purposes. Transmission by telecopier (or by email of a PDF or similar electronic image file) of an executed counterpart of this Amendment shall be deemed to constitute due and sufficient delivery of such counterpart.
          (e) Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York without reference to conflicts of law rules other than Section 5-1401 of the General Obligations Law of the State of New York.
     6. Credit Documents. This Amendment is a Credit Document as defined in the Credit Agreement, and the provisions of the Credit Agreement generally applicable to Credit Documents are applicable hereto and incorporated herein by this reference.
[This Space Intentionally Left Blank]

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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

AMERICAN COMMERCIAL LINES LLC, a Delaware limited liability company

By:	/s/ Christopher A. Black

Name:	Christopher A. Black
Title:	Sr. Vice President and CFO

JEFFBOAT LLC, a Delaware limited liability company

By:	/s/ Christopher A. Black

Name:	Christopher A. Black
Title:	Sr. Vice President and CFO

ACL TRANSPORTATION SERVICES LLC, a Delaware limited liability company (formerly known as Louisiana Dock Company LLC)

By:	/s/ Christopher A. Black

Name:	Christopher A. Black
Title:	Sr. Vice President and CFO
[Signature Page to Amendment No. 3 to Credit Agreement — ACL]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, Security Trustee, L/C Issuer, Swing Line Lender and a Lender

By:	/s/ James M. Stehlik

Name:	James M. Stehlik
Title:	Vice President
[Signature Page to Amendment No. 3 to Credit Agreement — ACL]

BANK OF AMERICA, N.A.

By:	/s/ Adam M. Goettsche

Name:	Adam M. Goettsche

Title:	Senior Vice President

[Signature Page to Amendment No. 3 to Credit Agreement — ACL]

FIFTH THIRD BANK

By:	/s/ David O’Neal

Name:	David O’Neal

Title:	Vice President

[Signature Page to Amendment No. 3 to Credit Agreement — ACL]

JPMORGAN CHASE BANK, N.A.

By:	/s/ W. J. Brennen

Name:	W. J. Brennen

Title:	S.V.P.

[Signature Page to Amendment No. 3 to Credit Agreement — ACL]

LASALLE BANK NATIONAL ASSOCIATION

By:	/s/ Andrew J. Crask

Name:	Andrew J. Crask

Title:	Vice President

[Signature Page to Amendment No. 3 to Credit Agreement — ACL]

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ Gregory M. Carroll

Name:	Gregory M. Carroll

Title:	Sr. Vice President

[Signature Page to Amendment No. 3 to Credit Agreement — ACL]

SUNTRUST BANK

By:	/s/ Kap Yarbrough

Name:	Kap Yarbrough

Title:	Vice President

[Signature Page to Amendment No. 3 to Credit Agreement — ACL]

WACHOVIA BANK, N.A.

By:	/s/ Hal Clemmer

Name:	Hal Clemmer

Title:	SVP

[Signature Page to Amendment No. 3 to Credit Agreement — ACL]

Each of the undersigned hereby acknowledges and consents to the foregoing Amendment and confirms and agrees that the Guaranty executed by it in connection with the Credit Agreement remains in full force and effect in accordance with its terms and is hereby reaffirmed and ratified by each of the undersigned, and each of the undersigned hereby confirms that the representations and warranties contained in each such Guaranty (including any incorporated by reference to the Credit Agreement) are (before and after giving effect to this Amendment) true and correct in all material respects.

AMERICAN COMMERCIAL LINES INC., a Delaware corporation
By:	/s/ Christopher A. Black
	Name:	Christopher A. Black
	Title:	Sr. Vice President and CFO

COMMERCIAL BARGE LINE COMPANY, a Delaware corporation
By:	/s/ Christopher A. Black
	Name:	Christopher A. Black
	Title:	Sr. Vice President and CFO

AMERICAN COMMERCIAL BARGE LINE LLC, a Delaware corporation
By:	/s/ Christopher A. Black
	Name:	Christopher A. Black
	Title:	Sr. Vice President and CFO

ACL FINANCE CORP., a Delaware corporation
By:	/s/ Christopher A. Black
	Name:	Christopher A. Black
	Title:	Sr. Vice President and CFO

[Signature Page to Amendment No. 3 to Credit Agreement — ACL]

EXHIBIT J
UPDATED COMPLIANCE CERTIFICATE
(See Attached)

EXHIBIT J
COMPLIANCE CERTIFICATE
                          , 20
Wells Fargo Bank, National Association,
   as Administrative Agent
300 N. Meridian St., Suite 1600
Indianapolis, IN 46204
Attention: James M. Stehlik, Vice President
Tel. No. (317) 977-1115
Fax No. (317) 977-1118
               This Compliance Certificate is delivered pursuant to Section 5.01(a)(iii) of that certain Credit Agreement, dated as of April 27, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among (1) American Commercial Lines LLC, a Delaware limited liability company (“ACL”), Jeffboat LLC, a Delaware limited liability company (“Jeffboat”), and ACL Transportation Services LLC, a Delaware limited liability company (formerly known as Louisiana Dock Company LLC) (“ACLTS”; and together with ACL and Jeffboat, each a “Borrower” and collectively, the “Borrowers”); (2) each of the financial institutions party thereto from time to time (collectively, the “Lenders”); and (3) Wells Fargo Bank, National Association, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), as Security Trustee, as Lead Arranger, as L/C Issuer and as Swing Line Lender.
               Terms defined in the Credit Agreement and not otherwise defined in this Compliance Certificate (this “Compliance Certificate”) shall have the meanings defined for them in the Credit Agreement. Section references herein relate to the Credit Agreement unless stated otherwise. In the event of any conflict between the calculations set forth in this Compliance Certificate and the manner of calculation required by the Credit Agreement, the terms of the Credit Agreement shall govern and control.
               This Compliance Certificate is delivered in accordance with Section 5.01(a)(iii) of the Credit Agreement by an undersigned Responsible Officer of each Borrower, in each undersigned’s capacities as such and not his or her individual capacity, on behalf of such Borrower. This Compliance Certificate is delivered for the fiscal quarter (the “Test Period”) ended                     ,       (the “Test Date”). Computations indicating compliance with respect to the covenants in Sections 5.01(i), 5.02(a), 5.02(d), 5.02(e) and 5.03 of the Credit Agreement are set forth below:
1.	Section 5.01(i) — Updated Schedules for new Subsidiaries.
               During the fiscal quarter ended on the Test Date, no Loan Party has reorganized, recapitalized or consolidated with or merged into any other Person or permitted any other Person to merge into it, acquired any Person as a new Subsidiary or acquired all or substantially all of the assets of any other Person, except as described below:

          During the Test Period, if any Loan Party established or acquired any new Domestic Subsidiary, any new Foreign Subsidiary or any new Equity Securities of any existing Subsidiary, please attach a written supplement to Schedule 4.01(o). Applicable during the Test Period? Yes       No
2.	Section 5.02(a) — Indebtedness.
     (a) Section 5.02(a)(vii). The principal amount of purchase money Indebtedness and Capital Lease obligations of the Loan Parties is $                    . The principal amount of such Indebtedness shall not exceed and since the Closing Date has never exceeded $50,000,000.
     (b) Section 5.02(a)(ix). The principal amount of Maritime Administration Financing Indebtedness and other additional Indebtedness (as described in Section 5.02(a)(ix) of the Credit Agreement) of the Loan Parties is $                    . The principal amount of such Indebtedness shall not exceed and since the Closing Date has never exceeded $25,000,000.
3.	Section 5.02(d) — Mergers, Acquisitions, etc.
                    As of the Test Date, all acquisitions by the Loan Parties were consummated in accordance with Section 5.02(d) of the Credit Agreement and the Borrowers have delivered to the Administrative Agent all information required to be delivered pursuant to Section 5.02(d) of the Credit Agreement.
4.	Section 5.02(e) — Investments.
     (a) As of the Test Date, Investments (including any loans or advances) by Loan Parties made directly or indirectly in the aggregate for all Foreign Subsidiaries are $                    . Such Investments may not exceed, and have never exceeded since the Closing Date $30,000,000 in the aggregate at any one time for all Foreign Subsidiaries.
     (b) As of the Test Date, Investments by the Borrowers and their Domestic Subsidiaries in Joint Ventures which are organized under the laws of the United States of America or any state thereof in an aggregate amount (valued at cost) are as follows as to each such Joint Venture:[name of JV]: $                     [add more references as needed]. Such Investments are not to exceed, and since the Closing Date have never exceeded (i) $50,000,000 as to any single Joint Venture which is organized under the laws of the United States of America or any state thereof or (ii) $100,000,000 as to all such Joint Ventures since the date of the Credit Agreement.
     (c) As of the Test Date, loans and advances to employees in the ordinary course of business and in accordance with past practices were $                     in the aggregate. Such Investments may not exceed, and have never exceeded since the Closing Date $5,000,000 in the aggregate at any one time.
     (d) As of the Test Date, additional Investments (as contemplated by Section 5.02(e) of the Credit Agreement) were $                     in the aggregate. Such Investments may not exceed, and have never exceeded since the Closing Date $5,000,000 in the aggregate at any one time.
5. Section 5.03(a) — Total Leverage Ratio. As of the Test Date, the Total Leverage Ratio was      :1.00. The maximum permitted Leverage Ratio is (i) [3.25:1.00][4.00:1.00] from the Closing Date through March 31, 2008 and (ii) [3.00:1.00][3.75:1.00] from and after April 1, 2008.1
The Total Leverage Ratio as of the Test Date was computed as follows:

(a) Total Debt on a consolidated basis on the Test Date

     (i) All obligations of the Loan Parties evidenced by notes, bonds, debentures or other similar instruments and all other obligations of the Loan Parties for borrowed money (including obligations to repurchase receivables and other assets sold with recourse) (other than Revolving Loans and L/C Obligations)
$

[1]	Notwithstanding the maximum permitted Leverage Ratio above, if (i) any Permitted Acquisition is consummated after the Closing Date where the total consideration paid in connection with such Permitted Acquisition is in excess of $25,000,000 and (ii) as of the closing date of any such Permitted Acquisition the Total Leverage Ratio is actually greater than 2.50 to 1.00 or is greater than 2.50 to 1.00 on a pro forma basis after giving effect to such Permitted Acquisition, then for twelve consecutive months beginning on the date such Permitted Acquisition is consummated the maximum Total Leverage Ratio shall be (A) 4.00 to 1.00 for the portion of such twelve month consecutive period occurring on or before March 31, 2008 and (B) 3.75 to 1.00 for the portion of the such twelve month consecutive period occurring on or after April 1, 2008 (and, in each case, the maximum ratio shall revert to the otherwise applicable ratio after the end of such twelve consecutive month period).

     (ii) All obligations of the Loan Parties for the deferred purchase price of property or services (including obligations under letters of credit and other credit facilities which secure or finance such purchase price), except for accounts payable arising in the ordinary course of business that are payable on terms customary in the trade
$

     (iii) All obligations of the Loan Parties under conditional sale or other title retention agreements with respect to property acquired by the Loan Parties (to the extent of the value of such property if the rights and remedies of the seller or the lender under such agreement are limited solely to repossession or sale of such property)
$

(iv) All obligations of the Loan Parties as lessee under or with respect to Capital Leases and synthetic leases	$

(v) All obligations of the Loan Parties, contingent or otherwise, under or with respect to Surety Instruments	$

(vi) All net obligations of the Loan Parties, contingent or otherwise, under or with respect to Rate Contracts on a marked to market basis;	$

(vii) All Unfunded Pension Liabilities of the Loan Parties	$

(viii) All obligations of the Loan Parties with respect to letters of credit, whether drawn or undrawn, contingent or otherwise	$

     (ix) All Guaranty Obligations of the Loan Parties with respect to the obligations of other Persons of the types described in clauses (i) — (vii) above and all other Contingent Obligations of the Loan Parties
$

     (x) All obligations of other Persons of the types described in clauses (i) — (ix) above to the extent secured by (or for which any holder of such obligations has an existing right, contingent or otherwise, to be secured by) any Lien on any property (including accounts and contract rights) of the Loan Parties, even though the Loan Parties have not assumed or become liable for the payment of such obligations.
$

provided that Indebtedness of a Joint Venture that is not a wholly-owned Subsidiary shall be included at the amount of the Indebtedness of such Joint Venture times the Loan Parties’ percentage ownership interest of any such Joint Venture (the “Equity Adjusted Amount”) unless there is recourse to one or more Loan Parties in respect of such Indebtedness, in which case such Indebtedness shall be included at an amount equal to the greater of (A) the Equity Adjusted Amount and (B) the maximum amount of such recourse (which shall be 100% of such Indebtedness if no maximum amount of recourse is stated)).	See Attached Schedule A for calculation of adjustments required by this proviso

(a) — Total Debt — equals

[Sum, without duplication, of (i)+(ii)+(iii)+(iv)+(v)+(vi)+(vii)+(viii)+(ix)+(x)]	$

Divided by:

(b) Adjusted EBITDA of the Loan Parties for the four consecutive fiscal quarter period ending on the Test Date (the “Annual Period”)

(i) Net Income for the Annual Period	$

(ii) Interest Expense for the Annual Period	$

(iii) Expense for income taxes for the Annual Period	$

(iv) Depreciation and amortization for the Annual Period	$

(v) Non-recurring costs or expenses incurred during the Annual Period with respect to a permitted financing or refinancing, Permitted Acquisition or other acquisition approved by the Required Lenders	$

(vi) An amount equal to the non-cash, share-based compensation deducted in accordance with SFAS 123 for the Annual Period	$

     (vii) Extraordinary non-cash losses or charges for the Annual Period (including non-cash transaction expenses, the amortization of debt discounts, losses from impairment of tangible or intangible assets, translation gains or losses)
$

     (viii) Additional add backs as may be agreed to in writing by the Administrative Agent (in its sole discretion without the consent of the Required Lenders for any such additional add backs up to $5,000,000
$

in the aggregate, and otherwise with the consent of the Required Lenders in their reasonable discretion))

(ix) Extraordinary gains realized during the Annual Period	$

(x) Any non-cash income or non-cash gains during the Annual Period,

all calculated for the Loan Parties on a consolidated basis, in accordance with GAAP	$

provided that Adjusted EBITDA of a Joint Venture that is not a wholly-owned Subsidiary shall be included at the amount of the Adjusted EBITDA of such Joint Venture times the Loan Parties’ percentage ownership interest of any such Joint Venture	See Attached Schedule B for calculation of adjustments required by this proviso

Items (ii) through (viii) are included to the extent deducted in determining such Net Income for the Annual Period (without duplication).

Items (ix) and (x) are included to the extent added in determining such Net Income for the Annual Period (without duplication).

equals (b) — Adjusted EBITDA
[(i)+(ii)+(iii)+(iv)+(v)+(vi)+(vii)+(viii)-(ix)-(x)]	$

Total Leverage Ratio =

[(a) ÷(b)]	: 1.00
6. Section 5.03(b) — Fixed Charge Coverage Ratio. As of the Test Date, the Fixed Charge Coverage Ratio was      :1.00. The minimum permitted Fixed Charge Coverage Ratio is 1.50:1.00 as of the Test Date.
The Fixed Charge Coverage Ratio as of the Test Date was computed as follows:

(a) Adjusted EBITDA of the Loan Parties for the four consecutive fiscal quarter period ending on the Test Date (the “Annual Period”) as calculated in Section 5(b) above	$

(b) Operating lease expenses of the Borrowers and their Subsidiaries paid during the Annual Period	$

(c) The aggregate amount of all Maintenance Capital Expenditures made during the Annual Period		$

(d) Cash taxes required to be paid by a Loan Party during the Annual Period		$

(e) The aggregate amount of all Distributions made during the Annual Period	$

(f) Distributions to Parent made during the Annual Period (up to $350,000,000 in the aggregate for all Annual Periods) which were used for the purchase of the stock of Parent pursuant to the Permitted Stock Purchase Program and the August 2007 Permitted Stock Purchase Program to the extent permitted by the Credit Agreement during the Annual Period	$ (not to exceed $350,000,000 in the aggregate for all Annual Periods)

(g) Adjusted amount of Distributions made during the Annual Period [(e)-(f)]		$

(h) Numerator for Fixed Charge Coverage Ratio

[(a)+(b)-(c)-(d)-(g)]		$

Divided by

(i) Fixed Charges for the Annual Period:

(i) Cash Interest Expense for the Annual Period		$

(ii) Payments of principal on Indebtedness scheduled or required to be paid during the Annual Period		$

     (iii) The portion of payments, other than optional payments, made under Capital Leases that should be treated as payment of principal in accordance with GAAP required to be paid during the Annual Period
$

(iv) Operating lease expenses of the Borrowers and their Subsidiaries paid during the Annual Period		$

equals (i) — Fixed Charges [(i)+(ii)+(iii)+(iv)]		$

Fixed Charge Coverage Ratio equals [(h)÷(i)]		:1.00
     7. Section 5.03(c) — Minimum Net Worth. As of the Test Date, Net Worth is $                    . As of the Test Date, the minimum required amount of Net Worth is $                    .

The minimum required amount of Net Worth as of the Test Date was computed as follows:

(a) $304,854,704.35
$304,854,704.35
(b) Fifty percent (50%) of the cumulative sum of the Loan Parties’ annual consolidated Net Income for each fiscal quarter of the Borrowers ending after December 31, 2006 through and including the fiscal year ending immediately prior to the Test Date (excluding any quarter in which net income is negative)

$
(c) One-hundred percent (100%) of the Net Proceeds from the issuance of Equity Securities by Parent or any other Loan Party the proceeds of which are received from a Person that is not a Loan Party from and after December 31, 2006
$

(d) The aggregate decrease in Net Worth directly resulting from the purchase of the stock of Parent pursuant to the Permitted Stock Purchase Program
$
(e) Adjusted Net Worth Decrease Amount (Permitted Stock Purchase Program) [(d) x 0.85]
$
(f) The aggregate decrease in Net Worth directly resulting from the purchase of the stock of Parent pursuant to the August 2007 Permitted Stock Purchase Program
$
(g) Adjusted Net Worth Decrease Amount (August 2007 Permitted Stock Purchase Program) [(f) x 0.85]
$
(f) Minimum required Net Worth

[(a)+(b)+(c)-(e)-(g)]		$
8. No Default. During the fiscal quarter ending on the Test Date, no Default or Event of Default has occurred and is continuing, with the exceptions set forth below in response to which the Borrowers have taken (or caused to be taken) or proposes to take (or cause to be taken) the following actions (if none, so state).
[This Space Intentionally Left Blank]

Each of the undersigned, Responsible Officers of the Borrowers, in their capacity as such and not in their individual capacities, on behalf of the Borrowers certifies that the calculations made and the information contained herein are derived from the books and records of the Borrowers and that each and every matter contained herein correctly reflects those books and records.

Dated: , 20

BORROWERS:

AMERICAN COMMERCIAL LINES LLC,
a Delaware limited liability company

By:

Name:

Title:

JEFFBOAT LLC,
a Delaware limited liability company

By:

Name:

Title:

ACL TRANSPORTATION SERVICES LLC,
a Delaware limited liability company (formerly known as Louisiana Dock Company LLC)

By:

Name:

Title:

9